Exhibit 5.1

SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP

333 West Wacker Drive

Chicago, Illinois 60606-1285

(312) 407-0700

Fax: (312) 407-0411

http://www.skadden.com

March 17, 2006

Chicago Mercantile Exchange Holdings Inc.

20 South Wacker Drive

Chicago, Illinois 60606

Re:	Chicago Mercantile Exchange Holdings Inc.
Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to Chicago Mercantile Exchange Holdings Inc., a Delaware corporation (the “Company”), in connection with the registration statement on Form S-3 (the “Registration Statement”) to be filed on the date hereof by the Company with the Securities and Exchange Commission (the “Commission”). The Registration Statement relates to the issuance and sale by the Company from time to time, pursuant to Rule 415 (“Rule 415”) of the General Rules and Regulations promulgated under the Securities Act of 1933, as amended (the “Securities Act”), of the following securities of the Company: (1) senior debt securities (“Senior Debt Securities”) and subordinated debt securities (“Subordinated Debt Securities” and, together with Senior Debt Securities, “Debt Securities”), each of which may be issued in one or more series; (2) shares of Class A common stock, par value $.01 per share (the “Common Stock”); (3) shares of preferred stock, par value $.01 per share, to be issued in one or more series (the “Preferred Stock”); and (4) warrants to purchase Debt Securities, shares of Common Stock or shares of Preferred Stock (the “Warrants”), with an indeterminate principal amount or number of securities of each identified class being registered as may from time to time be issued at indeterminate prices or upon conversion, exchange or exercise of any such securities to the extent any such securities are, by their terms, convertible into, or exchangeable or exercisable for, such securities. Any Senior Debt Securities are to be issued pursuant to the Senior Indenture proposed to be entered into between the Company and U.S. Bank National Association, as trustee (the “Trustee”), a form of which is filed as an exhibit to the Registration Statement (together with any related supplement thereto, the “Senior Indenture”). Any Subordinated Debt Securities are to be issued pursuant to the Subordinated Indenture proposed to be entered into between the Company and the Trustee, a form of which is filed as an exhibit to the Registration Statement (together with any related supplement thereto, the “Subordinated Indenture,” and together with the Senior Indenture, the “Indentures”). The Debt Securities, the Common Stock, the Preferred Stock and the Warrants are collectively referred to herein as the “Securities.”

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This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In rendering the opinions set forth herein, we have examined and relied on originals or copies of the following:

(1) the Registration Statement;

(2) the form of Indentures;

(3) the Amended and Restated Certificate of Incorporation of the Company, as amended to the date hereof and as certified by the Secretary of State of the State of Delaware (the “Certificate of Incorporation”);

(4) the Amended and Restated Bylaws of the Company, as currently in effect and as certified by the Secretary of the Company (the “Bylaws”);

(5) certain resolutions adopted by the Board of Directors of the Company relating to the registration of the Securities and related matters, as certified by the Secretary of the Company; and

(6) a specimen certificate evidencing the Common Stock, as certified by the Secretary of the Company.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. In making our examination of executed documents or documents to be executed, we have assumed that the parties thereto, other than the Company, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and, as to parties other than the Company, the validity and binding effect thereof on such parties. We have assumed that any Debt Securities that may be issued will be issued in a form that complies with the applicable Indenture and any supplemental indenture to be entered into in connection with the issuance of such Debt Securities and will be manually signed or countersigned, as the case may be, by duly authorized officers of the Trustee. In addition, we have also assumed that the terms of the Securities will have been established so as not to, and that the execution and delivery by the Company of, and the performance of its obligations under, the applicable Indenture, any supplemental indenture to be entered into in connection with the issuance of Debt Securities, any Warrant Agreement (as defined

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March 17, 2006

below) to be entered into in connection with the issuance of Warrants and the Securities, will not, violate, conflict with or constitute a default under (1) any agreement or instrument to which the Company is subject, (2) any law, rule or regulation to which the Company is subject, (3) any judicial or regulatory order or decree of any governmental authority or (4) any consent, approval, license, authorization or validation of, or filing, recording or registration with any governmental authority. We have also assumed that the applicable Indenture will be executed and delivered in substantially the form reviewed by us and that the choice of New York law to govern the Indentures is a valid and legal provision. We have also assumed that (1) any stock certificates evidencing any shares of Preferred Stock to be issued pursuant to the Registration Statement will be in a form that complies with, and the terms of such shares of Preferred Stock will be duly established in accordance with, the General Corporation Law of the State of Delaware, as amended (the “DGCL”); and (2) any stock certificates evidencing any shares of Common Stock to be issued pursuant to the Registration Statement will conform to the specimen certificate which we examined and will be duly executed and delivered. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others.

Our opinions set forth below are limited to the corporate laws of the State of Delaware and those laws, rules and regulations of the State of New York that, in our experience, are normally applicable to transactions of the type contemplated by the Indentures and the Registration Statement and, to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as “Opined on Law”). We do not express any opinion with respect to the laws of any jurisdiction other than Opined on Law or as to the effect of any such non-Opined on Law on the opinions herein stated. The Securities may be issued from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof, which laws are subject to change with possible retroactive effect.

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

(1) With respect to any series of Debt Securities to be offered by the Company pursuant to the Registration Statement (the “Offered Debt Securities”), when (a) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act and the applicable Indenture has been qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”); (b) an appropriate prospectus supplement or term sheet with respect to the Offered Debt Securities has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder; (c) if the Offered Debt Securities are to be sold pursuant to a firm commitment underwritten offering, an underwriting agreement with respect to the Offered Debt Securities has been duly authorized, executed and delivered by the Company and the other parties thereto; (d) the Board of Directors of the Company, including any appropriate committee appointed thereby, and appropriate officers of

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the Company have taken all necessary corporate action to approve the issuance and terms of the Offered Debt Securities and related matters; (e) the applicable Indenture and a supplemental indenture in respect of such Offered Debt Securities has been duly authorized, executed and delivered by each party thereto; (f) the terms of the Offered Debt Securities and of their issuance and sale have been duly established in conformity with the applicable Indenture and any supplemental indenture to be entered into in connection with the issuance of such Offered Debt Securities; and (g) the Offered Debt Securities have been issued in a form that complies with the applicable Indenture and have been duly executed and authenticated in accordance with the provisions of the applicable Indenture and any supplemental indenture to be entered into in connection with the issuance of such Offered Debt Securities and duly delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor, the Offered Debt Securities (including any Debt Securities duly issued upon conversion, exchange or exercise of any Securities), when issued and sold in accordance with the applicable Indenture, any supplemental indenture to be entered into in connection with the issuance of such Offered Debt Securities and the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except to the extent that enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), (iii) public policy considerations which may limit the rights of the parties to obtain remedies, (iv) the waivers of any usury defense contained in the applicable Indenture or Offered Debt Securities that may be unenforceable, (v) requirements that a claim with respect to any Offered Debt Securities denominated in a currency, currency unit or composite currency other than United States dollars (or a judgment denominated other than in United States dollars in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law and (vi) governmental authority to limit, delay or prohibit the making of payments outside the United States or in foreign currencies, currency units or composite currencies.

(2) With respect to any shares of Common Stock to be offered by the Company pursuant to the Registration Statement (the “Offered Common Shares”), when (a) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act; (b) an appropriate prospectus supplement or term sheet with respect to the Offered Common Shares has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder; (c) if the Offered Common Shares are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to such Offered Common Shares has been duly authorized, executed and delivered by the Company and the other parties thereto; (d) the Board of Directors of the Company, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance of the Offered Common Shares, the consideration to be received therefor and related matters; (e) the terms of the issuance and sale of the Offered Common Stock have been duly established in conformity with the Certificate of Incorporation (as then in effect) and Bylaws (as then in effect); and (f) certificates in the form required under the DGCL

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representing the Offered Common Shares are duly executed, countersigned, registered and delivered upon payment of the agreed-upon consideration therefor, the Offered Common Shares (including any shares of Common Stock duly issued upon conversion, exchange or exercise of any Securities), when issued and sold in accordance with the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be validly issued, fully paid and nonassessable, provided that the consideration therefor is not less than the par value thereof. In rendering the opinion set forth in this Paragraph 3, we have assumed that, at the time of issuance of any Offered Common Shares, (i) the Certificate of Incorporation, the Bylaws and the DGCL shall not have been amended after the date hereof so as to affect the validity of such issuance, and (ii) there shall be sufficient shares of Common Stock authorized under the Certificate of Incorporation (as then in effect) and not otherwise reserved for issuance.

(3) With respect to the shares of any series of Preferred Stock to be offered by the Company pursuant to the Registration Statement (the “Offered Preferred Shares”), when (a) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act; (b) an appropriate prospectus supplement or term sheet with respect to the Offered Preferred Shares has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder; (c) if the Offered Preferred Shares are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Preferred Shares has been duly authorized, executed and delivered by the Company and the other parties thereto; (d) the Board of Directors of the Company, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Offered Preferred Shares, the consideration to be received therefor and related matters, including the adoption of a certificate of designations to the Certificate of Incorporation for such Offered Preferred Shares (the “Certificate of Designation”) in accordance with the applicable provisions of the DGCL; (e) the filing of the Certificate of Designation with the Secretary of State of the State of Delaware has duly occurred; (f) the terms of the Offered Preferred Shares and of their issuance and sale have been duly established in conformity with the Certificate of Incorporation (as then in effect), including the Certificate of Designation relating to the Offered Preferred Shares, and the Bylaws (as then in effect); and (g) certificates in the form required under the DGCL representing the Offered Preferred Shares are duly executed, countersigned, registered and delivered upon payment of the agreed-upon consideration therefor, the Offered Preferred Shares (including any shares of Preferred Stock duly issued upon conversion, exchange or exercise of any Securities), when issued or sold in accordance with the applicable underwriting agreement or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be duly authorized, validly issued, fully paid and nonassessable, provided that the consideration therefor is not less than the par value thereof. In rendering the opinion set forth in this Paragraph 3, we have assumed that, at the time of issuance of any Offered Preferred Shares, (i) the Certificate of Incorporation, Bylaws and the DGCL shall not have been amended after the date hereof so as to affect the validity of such issuance, and (ii) there shall be sufficient shares of Preferred Stock authorized under the Certificate of Incorporation (as then in effect) and not otherwise reserved for issuance.

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March 17, 2006

(4) With respect to any Warrants to be offered by the Company pursuant to the Registration Statement (the “Offered Warrants”), when (a) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act; (b) an appropriate prospectus supplement or term sheet with respect to the Offered Warrants has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder; (c) if the Offered Warrants are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Warrants has been duly authorized, executed and delivered by the Company and the other parties thereto; (d) the Offered Warrants and the Securities of the Company into which the Offered Warrants are exercisable have been duly authorized by the Board of Directors of the Company (or a duly authorized committee thereof); (e) the Board of Directors of the Company, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Offered Warrants and the Securities of the Company into which the Offered Warrants are exercisable, the consideration to be received therefor and related matters; (f) a warrant agreement relating to the Offered Warrants (the “Warrant Agreement”) has been duly authorized, executed and delivered by the Company and the other parties thereto; (g) the terms of the Offered Warrants and of their issuance and sale have been duly established in conformity with the Certificate of Incorporation (as then in effect), the Bylaws (as then in effect) and the Warrant Agreement; and (h) the Offered Warrants are duly executed, countersigned and registered in accordance with the Warrant Agreement and duly delivered upon payment of the agreed-upon consideration therefor in the manner contemplated in the Registration Statement or any prospectus supplement or term sheet relating thereto, the Offered Warrants, when issued and sold in accordance with the applicable underwriting agreement or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be duly authorized and validly issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in applicable law.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP